EXHIBIT 10.1

Sales and Purchase Agreement

Date: June 30, 2012

China Teletech Holding, Inc. ("we" or the "Seller") agreed to sell Guangzhou Global Telecommunication Company Limited to Mr. Zhu Sui Hui ("the Buyer") for CNY5,000. Both the Buyer and the Seller agreed unconditionally to waive the current accounts payable or receivable balances between China Teletech Holding, Inc. (and its subsidiaries) and Guangzhou Global Telecommunication Company Limited.

Seller:

China Teletech Holding, Inc.

By:	/s/ Yankuan Li
Name:	Yankuan Li

Buyer:
By:	/s/ Zhu Sui Hui
Name:	Zhu Sui Hui